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MACDERMID  INCORPORATED  NEWSLINE
WATERBURY,  CT  06720-9984
TEL  (203)  575-5700
OFFICES  LOCATED  WORLDWIDE.





                          WATERBURY, CT, JULY 16, 2001
                              For Immediate Release


     MacDermid, Incorporated (MACD) will announce its results for the quarter ended June 30, 2001 on Monday, July 23, 2001 after the market close at 4:00 P.M. A conference call is scheduled for Tuesday, July 24, 2001 at 10:00 A.M. E.D.T. to discuss the results and answer questions. To participate in the conference, call 1-800-521-5431 prior to the 10:00 A.M. start and note conference I.D. No. 1123662.















                                    NYSE-MRD
                                    CUSIP-554373  10  2

JULY  16,  2001


THIS REPORT AND OTHER CORPORATION REPORTS AND STATEMENTS DESCRIBE MANY OF THE POSITIVE FACTORS AFFECTING THE CORPORATION'S FUTURE BUSINESS PROSPECTS. INVESTORS SHOULD ALSO BE AWARE OF FACTORS WHICH COULD HAVE A NEGATIVE IMPACT ON THOSE PROSPECTS. THESE INCLUDE POLITICAL, ECONOMIC OR OTHER CONDITIONS SUCH AS CURRENCY EXCHANGE RATES, INFLATION RATES, RECESSIONARY OR EXPANSIVE TRENDS, TAXES AND REGULATIONS AND LAWS AFFECTING THE BUSINESS; COMPETITIVE PRODUCTS, ADVERTISING, PROMOTIONAL AND PRICING ACTIVITY; THE DEGREE OF ACCEPTANCE OF NEW PRODUCT INTRODUCTIONS IN THE MARKETPLACE; TECHNICAL DIFFICULTIES WHICH MAY ARISE WITH NEW PRODUCT INTRODUCTIONS; AND THE DIFFICULTY OF FORECASTING SALES AT CERTAIN TIMES IN CERTAIN MARKETS.